                                                              EXHIBIT 99.906CERT

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A on behalf of the Global Equity Portfolio, Global 60/40 Portfolio and Global 25/75 Portfolio for the period ended May 31, 2004 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant on behalf of the Global Equity Portfolio, Global 60/40 Portfolio and Global 25/75 Portfolio.


By:    /s/ David G. Booth
       ---------------------------------
       David G. Booth
       Principal Executive Officer
       Dimensional Investment Group Inc.

Date:  October 28, 2004


By:    /s/ Michael T. Scardina
       ---------------------------------
       Michael T. Scardina
       Principal Accounting Officer
       Dimensional Investment Group Inc.

Date:  October 28, 2004